Exhibit 99.1

FICO Announces Earnings of $4.01 per Share for Fourth Quarter Fiscal 2023

Revenue of $390 million vs. $349 million in prior year

BOZEMAN, Mont.--(BUSINESS WIRE)--November 8, 2023--FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2023.

Fourth Quarter Fiscal 2023 GAAP Results

Net income for the quarter totaled $101.4 million, or $4.01 per share, versus $90.7 million, or $3.55 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $164.0 million versus $144.8 million in the prior year period.

Fourth Quarter Fiscal 2023 Non-GAAP Results

Non-GAAP Net Income for the quarter was $126.7 million versus $112.5 million in the prior year period. Non-GAAP EPS for the quarter was $5.01 versus $4.40 in the prior year period. Free cash flow was $163.0 million for the current quarter versus $144.0 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned “Non-GAAP Results” and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2023 GAAP Revenue

The company reported revenues of $389.7 million for the quarter as compared to $348.7 million reported in the prior year period.

“We had another great year, posting strong double-digit growth across all our metrics,” said Will Lansing, chief executive officer. “We are also pleased to provide our FY 2024 guidance, which includes double-digit percentage revenue and EPS growth, demonstrating the remarkable resilience of our business model even in an uncertain macro-economic environment.”

Revenues for the fourth quarter of fiscal 2023 for the company’s two operating segments were as follows:

  Scores revenues, which include the company’s business-to-business (B2B) scoring solutions, and business-to-consumer (B2C) solutions, were $195.6 million in the fourth quarter, compared to $174.1 million in the prior year period, an increase of 12%. B2B revenue increased 21%, driven largely by pricing increases which were partially offset by declines in origination volumes. B2C revenue decreased 6% from the prior year period due to lower volumes on myFICO.com business.
  Software revenues, which include the company’s analytics and digital decisioning technology, were $194.2 million in the fourth quarter, compared to $174.7 million in the prior year period, an increase of 11%, due to increased recurring revenue, partially offset by decreases in professional services. Software Annual Recurring Revenue was up 22% year-over-year, consisting of 53% platform ARR growth and 14% non-platform growth. Software Dollar-Based Net Retention Rate was 120% year-over-year, with platform software at 145% and non-platform software at 111%.

Outlook

The company is providing the following guidance for fiscal 2024:

Fiscal 2024 Guidance
Revenues	$1.675 billion
GAAP Net Income	$490 million
GAAP EPS	$19.45
Non-GAAP Net Income	$566 million
Non-GAAP EPS	$22.45

The Non-GAAP financial measures are described in the financial table captioned “Reconciliation of Non-GAAP Guidance.”

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2023 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through November 8, 2024.

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 215 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, insurance, telecommunications, health care, retail, and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to improving financial inclusion, to increasing supply chain resiliency. The FICO® Score, used by 90% of top US lenders, is the standard measure of consumer credit risk in the US and has been made available in over 40 other countries, improving risk management, credit access and transparency.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

For FICO news and media resources, visit www.fico.com/news.

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Software segment’s business strategy, the Company’s ability to continue to develop new and enhanced products and services, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, disruptions and uncertainties with respect to global economic conditions as well as in industries and markets of the Company and its customers, the Company’s ability to keep up with rapidly changing technologies, its ability to recruit and retain qualified personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, or divestitures, and material adverse developments in global economic conditions or the occurrence of certain other world events such as geopolitical tensions, military conflicts, the level and volatility of interest rates, the level of inflation, the continuing effects of the COVID-19 pandemic, an actual recession or fears of a recession, trade policies and tariffs, and political and governmental instability. Additional information on these risks and uncertainties and other factors that could affect FICO's future results are described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2022 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2023	2022
ASSETS:
Current assets:
Cash and cash equivalents	$136,778	$133,202
Accounts receivable, net	387,947	322,410
Prepaid expenses and other current assets	31,723	29,103
Total current assets	556,448	484,715

Marketable securities and investments	34,237	25,650
Property and equipment, net	10,966	17,580
Operating lease right-of-use-assets	25,703	36,688
Goodwill and intangible assets, net	774,244	763,084
Other assets	173,683	114,317
	$1,575,281	$1,442,034

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable and other accrued liabilities	$78,487	$83,521
Accrued compensation and employee benefits	102,471	97,893
Deferred revenue	136,730	120,045
Current maturities on debt	50,000	30,000
Total current liabilities	367,688	331,459

Long-term debt	1,811,658	1,823,669
Operating lease liabilities	23,903	39,192
Other liabilities	60,022	49,661
Total liabilities	2,263,271	2,243,981

Stockholders' deficit	(687,990)	(801,947)
	$1,575,281	$1,442,034

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
On-premises and SaaS software	$168,979	$146,788	$640,182	$564,751
Professional services	25,199	27,901	99,547	105,876
Scores	195,555	174,059	773,828	706,643
Total revenues	389,733	348,748	1,513,557	1,377,270

Operating expenses:
Cost of revenues	82,832	82,486	311,053	302,174
Research & development	41,596	35,511	159,950	146,758
Selling, general and administrative	99,331	96,153	400,565	383,863
Amortization of intangible assets	275	442	1,100	2,061
Gain on product line asset sale	-	-	(1,941)	-
Total operating expenses	224,034	214,592	870,727	834,856
Operating income	165,699	134,156	642,830	542,414
Other expense, net	(25,234)	(21,046)	(89,206)	(71,105)
Income before income taxes	140,465	113,110	553,624	471,309
Provision for income taxes	39,041	22,411	124,249	97,768
Net income	$101,424	$90,699	$429,375	$373,541

Basic earnings per share:	$4.09	$3.60	$17.18	$14.34
Diluted earnings per share:	$4.01	$3.55	$16.93	$14.18

Shares used in computing earnings per share:
Basic	24,826	25,221	24,986	26,042
Diluted	25,273	25,573	25,367	26,347

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net income	$429,375	$373,541
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	14,638	20,465
Share-based compensation	123,847	115,355
Changes in operating assets and liabilities	(63,448)	(35,911)
Gain on product line asset sale	(1,941)	-
Other, net	(33,556)	36,000
Net cash provided by operating activities	468,915	509,450

Cash flows from investing activities:
Purchases of property and equipment	(4,237)	(6,029)
Net activity from marketable securities	(5,591)	(1,900)
Proceeds from product line asset sales, net of cash transferred	(6,126)	2,258
Net cash used in investing activities	(15,954)	(5,671)

Cash flows from financing activities:
Proceeds from revolving line of credit and term loan	407,000	1,039,000
Payments on revolving line of credit and term loan	(402,000)	(988,250)
Proceeds from issuance of senior notes	-	550,000
Proceeds from issuance of treasury stock under employee stock plans	22,198	16,026
Taxes paid related to net share settlement of equity awards	(76,673)	(50,942)
Repurchases of common stock	(405,526)	(1,104,180)
Other, net	-	(8,819)
Net cash used in financing activities	(455,001)	(547,165)

Effect of exchange rate changes on cash	5,616	(18,766)

Increase (decrease) in cash and cash equivalents	3,576	(62,152)
Cash and cash equivalents, beginning of year	133,202	195,354
Cash and cash equivalents, end of year	$136,778	$133,202

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2023	2022	2023	2022

GAAP net income	$101,424	$90,699	$429,375	$373,541
Amortization of intangible assets	275	442	1,100	2,061
Gain on product line asset sale	-	-	(1,941)	-
Share-based compensation expense	34,097	28,991	123,847	115,354
Income tax adjustments	(8,760)	(7,043)	(30,806)	(28,055)
Excess tax benefit	(852)	(595)	(12,586)	(9,125)
Adjustment to tax reserves and valuation allowance	560	-	(8,940)	-
Non-GAAP net income	$126,744	$112,494	$500,049	$453,776

GAAP diluted earnings per share	$4.01	$3.55	$16.93	$14.18
Amortization of intangible assets	0.01	0.02	0.04	0.08
Gain on product line asset sale	-	-	(0.08)	-
Share-based compensation expense	1.35	1.13	4.88	4.38
Income tax adjustments	(0.35)	(0.28)	(1.21)	(1.06)
Excess tax benefit	(0.03)	(0.02)	(0.50)	(0.35)
Adjustment to tax reserves and valuation allowance	0.02	-	(0.35)	-
Non-GAAP diluted earnings per share	$5.01	$4.40	$19.71	$17.22

Free cash flow
Net cash provided by operating activities	$164,049	$144,826	$468,915	$509,450
Capital expenditures	(1,068)	(797)	(4,237)	(6,029)
Free cash flow	$162,981	$144,029	$464,678	$503,421

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude, to the extent applicable, such items as the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2024 Guidance

GAAP net income	$490
Amortization of intangible assets	1
Share-based compensation expense	140
Income tax adjustments	(35)
Excess tax benefit	(30)
Non-GAAP net income	$566

GAAP diluted earnings per share	$19.45
Amortization of intangible assets	0.04
Share-based compensation expense	5.55
Income tax adjustments	(1.40)
Excess tax benefit	(1.19)
Non-GAAP diluted earnings per share	$22.45

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude, to the extent applicable, such items as the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

Contacts

Investors/Analysts:

Dave Singleton
Fair Isaac Corporation
(800) 459-7125
investor@fico.com